Exhibit 99.1

NewLake Capital Partners Declares Second Quarter 2022 Common Stock Dividend

NEW CANAAN, Conn., June 15, 2022 (GLOBE NEWSWIRE) – NewLake Capital Partners, Inc. (OTCQX: NLCP) (“The Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced that its board of directors has declared a second quarter 2022 cash dividend of $0.35 per share of common stock.

The dividend is equivalent to an annualized dividend of $1.40 per common share, and is the Company’s fifth consecutive quarterly dividend increase. The dividends are payable on July 15, 2022 to stockholders of record at the close of business on June 30, 2022.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 28 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis, and has provided one loan collateralized by a cultivation facility structured to convert to a sale-leaseback unless specific provisions are met by July 29, 2022. For more information, please visit https://www.newlake.com/

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements, including statements regarding the timing of settlement and the use of proceeds of the initial public offering, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, changes in the condition of the U.S. economy and, in particular, the U.S. real estate market.

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
McKenna Miller
KCSA Strategic Communications
MMiller@kcsa.com
PH: (212) 896-1254